Exhibit 4.5
June 29, 2010
Deutsche Bank AG New York Branch
CBC North America — MNC/Industrials
60 Wail Street, Mailstop: NYC 60-4301
New York, New York 10005
Attention: Oliver Schwarz

Re:	Second Amendment to Loan Agreement dated as of April 1, 2010 (as amended by that certain letter agreement dated April 7, 2010, among Telvent USA, Inc., Telvent Farradyne Inc., Telvent Miner & Miner, Inc., and Telvent Traffic North America Inc. (collectively, the “Borrowers”, and each, a “Borrower”), and Deutsche Bank AG New York Branch (the “Lender”), the “Loan Agreement”), among the Borrowers, Telvent GIT, S.A. (the “Guarantor”) and the Lender
Ladies and Gentlemen:
     Reference is made to (a) the merger of Telvent Traffic North America Inc. into Telvent Farrdyne Inc, on April 13, 2010, as a result of which Telvent Farradyne Inc. became a Borrower for itself and as successor to Telvent Traffic North America Inc., and (b) the Loan Agreement, which the existing Borrowers and Guarantor desire to amend as provided herein. Accordingly, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each existing Borrower, Guarantor and Lender hereby agree as follows (capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement):
     1. Effective June 29, 2010, the definition of “Commitment Amount” in Section 1.1 of the Loan Agreement shall be amended and restated hereby in its entirety to read as follows:
     “‘Commitment Amount’ means $12,500,000 unless said amount is reduced pursuant to Section 2.7, in which event it means the amount to which said amount is reduced.”
     2. Effective June 29, 2010, the definition of “Commitment Termination Date” in Section 1.1 of the Loan Agreement shall be amended and restated hereby in its entirety to read as follows:
     “Commitment Termination Date’ means July 29, 2010, or the earlier date of termination in whole of the Commitment pursuant toSections 2.7 or 7.2”
     3. Each existing Borrower and Guarantor represent and warrant to Lender that as of the date hereof (i) no Event of Default or other event that with notice or lapse of time or both would constitute such an Event of Default has occurred and is continuing, and (ii) all representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date hereof (except where such representations and warranties expressly relate to a specified date, in which case they were true and correct in all material respects as of such earlier date).

     4. The Loan Agreement, as amended hereby, is hereby ratified and confirmed and shall continue in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby, and as the same may be further amended, supplemented or otherwise modified from time to time.
     5. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
     6. If any provision of this Amendment is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.
     7. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one agreement. Delivery of an executed signature page of this Amendment by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof.
[Signature pages follow]

Very truly yours,

BORROWER:

TELVENT USA, INC., a Texas corporation

By	/s/ Cameron G. Demcoe

	Title	Corporate Secretary

By	/s/ Tom Dilworth

	Title	CFO — North America

TELVENT FARRADYNE INC., a Maryland corporation

By	/s/ Cameron G. Demcoe

	Title	Corporate Secretary

By	/s/ Tom Dilworth

	Title	CFO — North America

TELVENT MINER & MINER, INC., a Colorado Corporation

By	/s/ Cameron G. Demcoe

	Title	Corporate Secretary

By	/s/ Tom Dilworth

	Title	CFO — North America

GUARANTOR:
TELVENT GIT, S.A., a Spanish sociedad anonima

By	/s/ Manuel Fernández

	Title	Chief Finance Officer

ACCEPTED AND AGREED TO:
DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Oliver Schwartz
	Name:	Oliver Schwartz
	Title:	Director

By:	/s/ Stefan Freckmann
	Name:	Stefan Freckmann
	Title:	: Vice President

[Signature Page to Second Amendment to Loan Agreement dated April 1, 2010]